Exhibit 10.41

ASSIGNMENT AND INDEMNIFICATION AGREEMENT

Assignment and Indemnification Agreement, dated as of February 28, 2003 (this “Agreement”), by and between ACE Capital Re Overseas Ltd. (“ACRO”) and ACE INA Overseas Insurance Company Ltd. (“AOIC”), Capitalized terms used but not defined herein shall have the meanings ascribed to them in the RMA (as hereinafter defined).

RECITALS

WHEREAS, ACRO and ESG North America Ltd. (“ESNA”) have entered into that certain Reinsurance Management Agreement, dated as of November 1, 2001 (the “RMA”):

WHEREAS, ACRO desires to assign all of its past, present and future right, title, interest and obligations in, to and under the RMA to AOIC; and

WHEREAS, AOIC believes that ESNA did not bind ACRO to any Original Reinsurance Contracts or any reinsurance contracts having effective dates in calendar year 2002 (the “2002 Original Reinsurance Contracts”) but desires to indemnify ACRO for any liability ACRO may incur with respect to any Original Reinsurance Contract or 2002 Original Reinsurance Contract.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       As permitted under Section 18.2 of the RMA, ACRO hereby assigns and transfers all of its right, title, interest and obligations in, to and under the RMA, to AOIC, and AOIC hereby accepts such assignment and transfer and assumes all of the liabilities and obligations with respect to the foregoing.  Such assignment, transfer and assumption is effective as of the effective date of the RMA.

2.                                       AOIC hereby agrees to indemnify and hold ACRO harmless against any liability or obligation arising out of, related to, or in any way connected with any Original Reinsurance Contract, 2002 Original Reinsurance Contract or the RMA, as the case may be.

3.                                       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

[The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ACE CAPITAL RE OVERSEAS LTD.

By:	/s/ Rebecca L. Carne
Name:	Rebecca L. Carne
Title:	Director

ACE INA OVERSEAS INSURANCE COMPANY LTD.

By:	/s/ Robert G Jefferson
Name:	Robert G Jefferson
Title:	President

2

EXECUTION COPY

(1) ACE Capital Re Overseas Ltd.
as PRINCIPAL

and

(2) ESG Re North America Ltd.
as AGENT

REINSURANCE MANAGEMENT AGREEMENT

REINSURANCE MANAGEMENT AGREEMENT

This REINSURANCE MANAGEMENT AGREEMENT (this “AGREEMENT”), dated as of November 1, 2001, is entered into between ACE Capital Re Overseas Ltd. and ESG Re North America Ltd.

W I T N E S S E T H

WHEREAS:

(A)                              The PRINCIPAL wishes to appoint the AGENT to provide certain SERVICES (defined below); and

(B)                                The PRINCIPAL and the AGENT have agreed to record in writing the terms and conditions of the AGENT’s appointment by the PRINCIPAL.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and payments set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE I - DEFINITIONS

As used in this AGREEMENT (including, but not limited to, any schedule hereto), the following terms shall have the following defined meanings.

1.1                                 “AGENT” shall mean ESG Re North America Ltd.

1.2                              “ANNIVERSARY DATE” shall mean 1 January 2002, and thereafter, the next following January 1st.

1.3                                 “BUSINESS DAY” shall mean a calendar day other than a Saturday, Sunday, or a United States bank holiday.

1.4                                 [Intentionally Omitted]

1.5                                 “CEDING COMMISSION” shall mean original acquisition costs in respect of policies ceded under Original Reinsurance Contracts (including all premium taxes), which shall in no event exceed 31% of ORIGINAL GROSS PREMIUMS, and reinsurance brokerage fees on ORIGINAL REINSURANCE CONTRACTS (the reasonableness of which shall be determined by AGENT).

1.6                                 “CLAIM AND SERVICES ACCOUNT” shall mean a segregated account maintained by the PRINCIPAL with Bank of America (or other financial institution pre-approved in writing by the PRINCIPAL’s Treasury Department) to which the AGENT shall have limited access in accordance with Paragraph 6.3 of this AGREEMENT.

1.7                                 “CLAIM AND SERVICES FUND AMOUNT” shall mean the amount of monies belonging to the PRINCIPAL to be held on deposit in the CLAIM AND SERVICES ACCOUNT.

1.8                                 “CLAIMS PAYMENT” shall mean the payment of an ORIGINAL REINSURANCE CLAIM made by the AGENT on behalf of the PRINCIPAL to a REINSURED pursuant to the PRINCIPAL’s obligations under an ORIGINAL REINSURANCE CONTRACT.

1.9                                 “EFFECTIVE DATE” shall mean the date of this AGREEMENT first above written.  For avoidance of doubt, the phrase “effective date”, when used in lower case format, does not mean EFFECTIVE DATE as defined in this Section 1.9.

1.10                           “GROSS REINSURANCE PREMIUMS” shall mean the total monetary compensation due from a REINSURED to the PRINCIPAL and received by the PRINCIPAL pursuant to an ORIGINAL REINSURANCE CONTRACT.

1.11                           “INTELLECTUAL PROPERTY RIGHTS” shall mean all patents, trademarks, trade names, service marks, service names, trade secrets, copyrights, and other proprietary intellectual property rights and applications therefor.

1.12                           “LEAD REINSURER” shall mean ESG Re Ireland Ltd.

1.13                           “LOSS ADJUSTMENT EXPENSES” shall mean reasonable out-of-pocket expenses (not including salary of AGENT’s employees or overhead costs) incurred by the AGENT in providing the SERVICES listed in Parts D, E and G of Schedule 1 to the PRINCIPAL.

1.14                           “MANAGEMENT FEES”  shall mean the remuneration to be paid by the PRINCIPAL to the AGENT pursuant to Paragraph 6.6 of this AGREEMENT for SERVICES as defined at Paragraph 1.21 of this AGREEMENT.

1.15                           “NOTICE” shall mean a written communication given in accordance with the terms of Article XIX.

1.16                           “ORIGINAL GROSS PREMIUMS” shall mean, with respect to policies ceded under an ORIGINAL REINSURANCE CONTRACT, the gross original written premiums on such policies less return premiums on such policies, including amounts refunded to policyholders due to cancellations.

1.17                           “ORIGINAL REINSURANCE CLAIM” shall mean a written request by a REINSURED for payment under an ORIGINAL REINSURANCE CONTRACT.

1.18                           “ORIGINAL REINSURANCE CONTRACT” shall mean all slips, binding letters of intent, binders, contracts, agreements and treaties of reinsurance with an effective date in calendar year 2001 (and addenda and endorsements thereto) issued to a REINSURED by the AGENT on behalf of both LEAD REINSURER and the PRINCIPAL that conform to all the requirements of Schedule 3 to this AGREEMENT.

1.19                           “PRINCIPAL” shall mean ACE Capital Re Overseas Ltd or its non-United States domiciled, lawfully acting affiliate to whom this AGREEMENT is assigned pursuant to the provisions of Section 18.2.

1.20                           “REINSURED” shall mean the insurance company or reinsurance company to which the PRINCIPAL issues an ORIGINAL REINSURANCE CONTRACT through the AGENT.

1.21                           “SERVICES” shall mean the functions and duties to be performed by the AGENT, as described in Schedule 1 and Schedule 3 to this AGREEMENT.

1.22         “SERVICE STANDARDS” shall mean the quality and level of SERVICES to be provided by the AGENT, as described in Schedule 2 to this AGREEMENT.

1.23                           “TERRITORY” shall mean the United States.

1.24                           All references to “$” contained in this AGREEMENT are references to U.S. dollars.

ARTICLE II - APPOINTMENT OF AGENT

2.1                                 As of the EFFECTIVE DATE, and subject to the terms, conditions and limitations set forth herein, the PRINCIPAL hereby appoints the AGENT to provide SERVICES to the PRINCIPAL and the AGENT hereby accepts such appointment.

2.2                                 It is expressly understood by both the PRINCIPAL and AGENT that the PRINCIPAL’s appointment of the AGENT to provide SERVICES under this AGREEMENT shall be non-exclusive.

2.3                                 In the event that this AGREEMENT is assigned by the PRINCIPAL to an affiliate domiciled in the United States or Canada, it is further understood that the PRINCIPAL’s appointment of the AGENT is limited to those jurisdictions in the TERRITORY in which the AGENT is licensed or otherwise authorized to provide SERVICES.

ARTICLE III - AUTHORITY OF AGENT

3.1                                 The AGENT’s authority under this AGREEMENT shall be limited to the provision of SERVICES to the PRINCIPAL.

3.2                                 The authority conferred upon the AGENT under this AGREEMENT, including but not limited to underwriting and claims, is personal in nature and as such, the AGENT shall not delegate, transfer or sub-contract or otherwise assign all or part of such authority to any person or entity except (i) existing SERVICES which are currently delegated to Claims Risk Management, Inc. or (ii) to the extent that the PRINCIPAL approves such delegation, transfer, sub-contracting or assignment in writing in advance.

3.3                                 The underwriting and claims authority conferred upon the AGENT under this AGREEMENT is subject to any further limitations dictated by the terms of all Schedules to this AGREEMENT.

3.4                                 The AGENT shall not engage any third party (including, but not limited to, any attorney or special investigator) to act for or on behalf of the PRINCIPAL or AGENT (either directly or indirectly) in connection with this AGREEMENT, the ORIGINAL REINSURANCE CONTRACTS, or any ORIGINAL REINSURANCE CLAIMS presented thereunder unless and until it informs the PRINCIPAL of any such engagement.

3.5                                 Except as provided in Schedule 1, the AGENT shall not bind any outwards reinsurance of ORIGINAL REINSURANCE CONTRACTS on behalf of the PRINCIPAL.

3.6                                 AGENT shall only have authority to bind PRINCIPAL to a 50% participation in each ORIGINAL REINSURANCE CONTRACT, provided that, such authority shall be further conditioned on the LEAD REINSURER being bound to the remaining 50% participation in each such contract, provided further that, AGENT shall have the limited authority to reduce PRINCIPAL’s participation in an ORIGINAL REINSURANCE CONTRACT where the LEAD REINSURER has committed to retrocede a portion of its share of such contract to a captive reinsurer owned or controlled by the managing general underwriter receiving a commission on such ORIGINAL REINSURANCE CONTRACT.  Any such reduction in PRINCIPAL’s participation shall be limited to the extent necessary to provide PRINICIPAL and LEAD REINSURER with equal participations in the ORIGINAL REINSURANCE CONTRACT after netting out the retrocession described in the preceding sentence.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

4.1                                 The AGENT REPRESENTS AND WARRANTS that at all times relevant to the execution, performance, and/or termination of this AGREEMENT, it was and will be legally authorized and/or licensed to provide all SERVICES contemplated hereunder in any jurisdiction of the TERRITORY in which it is or will be operating.

4.2                                 The AGENT further REPRESENTS AND WARRANTS that at all times relevant to the execution, performance and/or termination of the AGREEMENT, it was and will be legally authorized to serve as the agent of the LEAD REINSURER for purposes of procuring, underwriting and servicing ORIGINAL REINSURANCE CONTRACTS, collecting reinsurance premiums, and handling, servicing and paying ORIGINAL REINSURANCE CLAIMS.

ARTICLE V - OBLIGATIONS OF AGENT

5.1                                 The AGENT shall, subject to all applicable laws, provide SERVICES to the PRINCIPAL in accordance with the SERVICE STANDARDS.

5.2                                 The AGENT shall follow all lawful instructions given by the PRINCIPAL in connection with the provision of SERVICES under this AGREEMENT.

5.3                                 For a period of at least six (6) years after the termination of this AGREEMENT, the AGENT shall prepare and maintain full and complete records in relation to every aspect of the SERVICES provided pursuant to this AGREEMENT, including, but not limited to such records as are necessary to document and substantiate any claims for remuneration and/or reimbursement under this AGREEMENT.

5.4                                 The AGENT agrees to execute and/or deliver at its cost, all such other documents, reports or instruments and to take all such reasonable actions, as the PRINCIPAL may from time to time reasonably request, in order to give full effect to the purposes of this AGREEMENT.

5.5                                 In addition to the foregoing obligations and for as long as the PRINCIPAL has any obligations under this AGREEMENT, the AGENT shall, within five (5) BUSINESS DAYS of receiving NOTICE of intent to inspect from the PRINCIPAL, make available for inspection and copying by the PRINCIPAL or its designated representatives, all records containing information relating to this AGREEMENT (including, but not limited to, any SERVICES provided hereunder).  All such information in the AGENT’s possession, custody or control shall be made available at the AGENT’s registered office during normal working hours.

5.6                                 The AGENT shall, at all times, comply with all applicable statutes, rules and regulations, in providing SERVICES to the PRINCIPAL.

5.7                                 The AGENT warrants that it now has and will maintain during the term of this Agreement insurance coverage for errors and omissions liability in amounts no less than $5 million with an insurer that is reasonably acceptable to the PRINCIPAL.  The AGENT shall provide the PRINCIPAL with a certificate of insurance issued by the insurer in the PRINCIPAL’s name containing the following provision: “The PRINCIPAL will receive 30 days’ prior written notice of any change, cancellation or other termination of this policy.”

5.8                                 The AGENT will use reasonable efforts to obtain a fidelity bond on a form and with a deductible reasonably satisfactory to the PRINCIPAL covering all operations and employees of the AGENT.  If such a fidelity bond is obtained, the AGENT will provide the PRINCIPAL with a certificate issued by the fidelity bond carrier in the PRINCIPAL’s name containing the following provision: “The PRINCIPAL will receive 30 days’ prior written notice of any change, cancellation or other termination of this policy.”

ARTICLE VI - OBLIGATIONS OF PRINCIPAL

6.1                                 The PRINCIPAL agrees to execute and deliver at its cost all documents, reports or instruments and to take all such reasonable actions, as the AGENT may from time to time reasonably request, in order to give full effect to the purposes of this AGREEMENT.

6.2                                 On or within ten (10) BUSINESS DAYS of the EFFECTIVE DATE, the PRINCIPAL shall establish and place on deposit in the CLAIM AND SERVICES ACCOUNT, the sum of $250,000.

6.3                                 For as long as the AGENT shall be obligated to provide SERVICES to the PRINCIPAL, the PRINCIPAL shall afford the AGENT access to draw upon the CLAIM AND SERVICES ACCOUNT in the manner and for the limited purposes specified in Schedule 1 (Part K) to this AGREEMENT.

6.4                                 In the event that the CLAIM AND SERVICES ACCOUNT falls to less than $25,000, the PRINCIPAL shall, within five (5) BUSINESS DAYS of receiving NOTICE from the AGENT, restore the CLAIM AND SERVICES ACCOUNT to $250,000.  If at any time, the funds contained in the CLAIM AND SERVICES ACCOUNT are insufficient to satisfy the PRINCIPAL’s obligation to pay the currently due items set forth in Part K of Schedule 1, PRINCIPAL agrees to fund the CLAIM AND SERVICES ACCOUNT with the amounts required to pay such items within forty-eight (48) hours of receiving a written cash call for such amounts from the AGENT.

6.5                                 The PRINCIPAL shall take all steps reasonably necessary to effectuate the obligations set forth at Paragraph 6.2 of this AGREEMENT.

6.5.1                        Notwithstanding the foregoing, it is expressly understood that:

(a)                                  the PRINCIPAL shall be the sole owner of the CLAIM AND SERVICES ACCOUNT;

(b)                                 all interest generated by the CLAIM AND SERVICES ACCOUNT shall likewise belong to the PRINCIPAL; and

(c)                                  the PRINCIPAL shall have sole authority to direct the investment of all funds contained in the CLAIM AND SERVICES ACCOUNT.

6.6                                 The PRINCIPAL hereby agrees to pay the AGENT a MANAGEMENT FEE in the amount of 3.65% of the GROSS REINSURANCE PREMIUM that is earned by the PRINCIPAL in 2002 and 2003 in respect of ORIGINAL REINSURANCE CONTRACTS.  The PRINCIPAL shall earn GROSS REINSURANCE PREMIUMS in accordance with generally accepted accounting principles.

6.7                                 For a period of one year from the last date that AGENT can bind PRINCIPAL to ORIGINAL REINSURANCE CONTRACTS under the terms of this AGREEMENT, PRINCIPAL agrees not to introduce, sell or otherwise promote any reinsurance or insurance products which are in direct competition with the medical excess reinsurance currently underwritten by AGENT and which is the subject of this AGREEMENT.  For purposes of this AGREEMENT, a reinsurance or insurance product shall be deemed to be in direct competition with the medical excess reinsurance currently underwritten by AGENT only if (i) it involves the medical excess reinsurance lines of business currently underwritten by AGENT and (ii) the original insurance policies comprising such business have been underwritten by the managing general underwriters or carriers listed in Exhibit A hereto.  For the avoidance of doubt, this provision shall not restrict or prevent PRINCIPAL or its affiliates from introducing, selling or otherwise promoting any reinsurance or insurance products, including without limitation medical excess insurance and reinsurance products, in connection with programs that are not the subject of this AGREEMENT.

6.8                                 All premium payments due to PRINCIPAL or LEAD REINSURER under ORIGINAL REINSURANCE CONTRACTS shall be deposited by REINSURED or its agent in an escrow account governed by an escrow agreement to be executed by the parties promptly following the EFFECTIVE DATE.  AGENT shall have limited authority to allocate the funds contained in such account between PRINCIPAL and LEAD REINSURER and shall instruct the escrow agent to distribute the amount constituting GROSS REINSURANCE PREMIUMS to PRINCIPAL on a weekly basis.

ARTICLE VII - TERM

7.1                                 This AGREEMENT shall be deemed to take effect on the EFFECTIVE DATE at 12:01 a.m. at the site of the PRINCIPAL’s registered office and shall thereafter remain in full force and effect through the later of (i) the date that all obligations and liabilities under ORIGINAL REINSURANCE CONTRACTS and outward reinsurance contracts have terminated or expired or (ii) the date that all SERVICES to be performed by the AGENT have been fully performed.

ARTICLE VIII - SPECIAL TERMINATION

8.1                                 Notwithstanding the provisions of Articles VII and IX, AGENT shall have the right to be relieved of its obligation to bind PRINICIPAL to additional ORIGINAL REINSURANCE CONTRACTS immediately by giving NOTICE to PRINCIPAL, in the event that:

(a)                                  PRINCIPAL is declared insolvent or put into liquidation by any competent regulatory authority or court of competent jurisdiction or is otherwise unable to pay its debts; or

(b)                                 PRINCIPAL has its regulatory authority to transact any business or perform any obligations relevant to this AGREEMENT withdrawn, suspended or made conditional and such conditions are, in the opinion of the AGENT, unduly onerous for the proper performance of this AGREEMENT; or

(c)                                  PRINCIPAL fails to comply with any of the terms or conditions of this AGREEMENT and, provided such breach is curable, fails to rectify such failure within thirty (30) BUSINESS DAYS of receiving NOTICE of such failure, or is otherwise negligent in the performance of its duties and obligations hereunder.

8.2                                 Notwithstanding the provisions of Articles VII and IX, PRINCIPAL shall have the right to either terminate this AGREEMENT or revoke AGENT’s authority to bind it to new contracts immediately by giving NOTICE, in the event that:

(a)                                  AGENT or LEAD REINSURER is declared insolvent or put into liquidation by any competent regulatory authority or court of competent jurisdiction or is otherwise unable to pay its debts; or

(b)                                 AGENT has its regulatory authority to transact any business or perform any obligations relevant to this AGREEMENT withdrawn, suspended or made conditional and such conditions are, in the opinion of the PRINCIPAL, unduly onerous for the proper performance of this AGREEMENT;

(c)                                  AGENT fails to comply with any of the terms or conditions of this AGREEMENT and, provided such breach is curable, fails to rectify such failure within thirty (30) BUSINESS DAYS of receiving NOTICE of such failure, or is otherwise negligent in the performance of its duties and obligations hereunder; or

(d)                                 any “key personnel” of AGENT cease to be employed by AGENT or are materially less involved with the business covered by this AGREEMENT, and AGENT fails to provide evidence to PRINCIPAL, within 60 days after the date any key personnel terminates his or her employment or becomes materially less involved with the business covered by this AGREEMENT, that satisfies PRINCIPAL (such satisfaction to be determined in the sole discretion of PRINCIPAL) that AGENT still employs appropriate personnel to satisfactorily provide the SERVICES.  For purposes of this provision “key personnel” means Marty Hatfield, Daniel Martineau and Kayte Fredrickson.

8.3                                 Notwithstanding the provisions of Sections 8.1 and 8.2, if, by reason of an event described in Section 12.1, the PRINCIPAL or the AGENT shall be delayed or prevented from performing any of its obligations hereunder, such delay shall be excused during the continuance, and to the extent of, such event.  Notwithstanding the preceding sentence, should such delay or non-performance persist for thirty (30) consecutive days, any applicable provision of Section 8.1 or 8.2 will apply at the conclusion of such thirty (30) day period.

ARTICLE IX - CONSEQUENCES OF TERMINATION

9.1                                 The PRINCIPAL may, at its option, upon NOTICE to the AGENT, suspend the authority of the AGENT to assume or cede business during the pendency of any dispute regarding termination under Article VII or VIII of this AGREEMENT.

9.2                                 Upon receiving NOTICE of termination, the AGENT shall cooperate in all respects with all reasonable requests by PRINCIPAL, including, but not limited to, the transfer of books and records relating to ORIGINAL REINSURANCE CONTRACTS and related matters and PRINCIPAL’s efforts to transfer the responsibilities and duties delegated to the AGENT by the PRINCIPAL to another entity.

9.3                                 Such cooperation shall include, but not be limited to, the timely production of whatever final reports, invoices and/or statements the PRINCIPAL may reasonably request.

ARTICLE X – INDEMNITY; SURVIVAL

10.1                           (a)                                  Indemnification of PRINCIPAL.  PRINCIPAL and its affiliates, officers, directors, employees, agents, successors and assigns (each a “PRINCIPAL INDEMNIFIED PARTY”) shall be indemnified and held harmless by the AGENT for the amount of any and all obligations, losses, causes of action, damages, claims, costs and expenses, interest, awards, deficiencies, liabilities, charges, judgments and penalties (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (whether or not incurred or suffered in an action brought or otherwise initiated by the PRINCIPAL or its affiliates) (hereinafter a “PRINCIPAL LOSS”), plus interest from the date of any such PRINCIPAL LOSS, arising out of or resulting from:

(i)                                     the breach of any representation or warranty made by AGENT contained in this AGREEMENT;

(ii)                                  the misrepresentation, breach or nonperformance by AGENT or its affiliates of any covenant, representation, obligation or agreement contained in this AGREEMENT; or

(iii)                               any act or omission of AGENT relating to this AGREEMENT.

To the extent that AGENT’s undertakings set forth in this Section 10.1 may be unenforceable, AGENT shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all LOSSES incurred by the PRINCIPAL.

(b)                                 Indemnification of AGENT.  AGENT (together with the PRINCIPAL INDEMNIFIED PARTIES, the “INDEMNIFIED PARTIES”) shall be indemnified and held harmless by the PRINCIPAL (for purposes of this Article X, each of the AGENT or the PRINCIPAL are referred to, as appropriate, as an “INDEMNIFYING PARTY”), for the amount of any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including without limitation, reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by AGENT (including, without limitation, any action brought or otherwise initiated by AGENT) (together with any PRINCIPAL LOSS, a “LOSS”), arising out of or resulting from:

(i)                                     the breach of any representation or warranty made by PRINCIPAL contained in this AGREEMENT;

(ii)                                  the misrepresentation, breach or nonperformance by PRINCIPAL or its affiliates of any covenant, representation, obligation or agreement contained in this AGREEMENT; or

(iii)                               any act or omission of PRINCIPAL relating to this AGREEMENT.

To the extent that PRINCIPAL’s undertakings set forth in this Section 10.1 may be unenforceable, PRINCIPAL shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all LOSSES incurred by the AGENT.

(c)                                  Notice of Claims.  An INDEMNIFIED PARTY shall give the applicable INDEMNIFYING PARTY notice of any matter which an INDEMNIFIED PARTY has determined has given or could give rise to a right of indemnification under this Article X (a “CLAIM”), within 30 days of such determination, stating the amount of the LOSS, if known, and method of computation thereof.  If an INDEMNIFIED PARTY shall receive notice of any claims of any third party that are subject to the indemnification provided for in this Article X (“THIRD PARTY CLAIMS”), the INDEMNIFIED PARTY shall give the INDEMNIFYING PARTY notice of such THIRD PARTY CLAIM within 10 days of the receipt by the INDEMNIFIED PARTY of such notice.  The failure to provide notice of a CLAIM or a THIRD PARTY CLAIM as provided for in this subsection shall not release the applicable INDEMNIFYING PARTY from any of its obligations under this Article X unless such failure causes actual prejudice to the INDEMNIFYING PARTY hereunder, in which case the INDEMNIFYING PARTY shall be released only to the extent of such prejudice.

(d)                                 Procedures for THIRD PARTY CLAIMS.  The obligations and liabilities of an INDEMNIFYING PARTY under this Article X with respect to LOSSES arising from THIRD PARTY CLAIMS shall be governed by and contingent upon the following additional terms and conditions: If the INDEMNIFYING PARTY acknowledges in writing its obligation to indemnify the INDEMNIFIED PARTY hereunder against any LOSSES that may result from such THIRD PARTY CLAIM, then the INDEMNIFYING PARTY shall be entitled to assume and control the defense of such THIRD PARTY CLAIM at its expense and through counsel of its choice if it gives notice of its intention to do so to the INDEMNIFIED PARTY within 30 days of the receipt of such notice from the INDEMNIFIED PARTY; provided however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the INDEMNIFIED PARTY for the same counsel to represent both the INDEMNIFIED PARTY and the INDEMNIFYING PARTY, then the INDEMNIFIED PARTY shall be entitled to retain its own counsel in each jurisdiction for which the INDEMNIFIED PARTY determines counsel is required, at the expense of the INDEMNIFYING PARTY (provided that the INDEMNIFYING PARTY shall not be responsible for the fees and expenses of more than one counsel for all INDEMNIFIED PARTIES).  In the event the INDEMNIFYING PARTY exercises the right to undertake any such defense against any such THIRD PARTY CLAIM as provided above, the INDEMNIFIED PARTY shall cooperate, and shall use its best efforts to cause its affiliates, officers, directors, employees and agents to cooperate, with the INDEMNIFYING PARTY in such defense and make available to the INDEMNIFYING PARTY, at the INDEMNIFYING PARTY’s expense, all witnesses, pertinent records, materials and information in the INDEMNIFIED PARTY’s possession or under the INDEMNIFIED PARTY’s control, and shall use its best efforts to cause its affiliates, officers, directors, employees and agents to make available to the INDEMNIFYING PARTY, at the INDEMNIFYING PARTY’s expense, all witnesses, pertinent records, materials and information the possession or under the control of any of them, relating thereto as is reasonably required by the INDEMNIFYING PARTY.  Similarly, in the event the INDEMNIFIED PARTY is conducting the defense against any such THIRD PARTY CLAIM, the INDEMNIFYING PARTY shall cooperate, and shall use its best efforts to cause its affiliates, officers, directors, employees and agents to cooperate, with the INDEMNIFIED PARTY in such defense and make available to the INDEMNIFIED PARTY, at the INDEMNIFYING PARTY’s expense, all such witnesses, records, materials and information in the INDEMNIFYING PARTY’s possession or under the INDEMNIFYING PARTY’s control, and shall use its best efforts to cause its affiliates, officers, directors, employees and agents to make available to the INDEMNIFIED PARTY, at the INDEMNIFYING PARTY’s expense, all witnesses, records, materials and information in the possession or under the control of any of them, relating thereto as is reasonably required by the INDEMNIFIED PARTY.  No such THIRD PARTY CLAIM may be settled by the INDEMNIFYING PARTY without the prior written consent of the INDEMNIFIED PARTY; provided, however, that if the INDEMNIFIED PARTY does not consent to such a settlement and such settlement involves solely monetary damages, then in no event may the INDEMNIFYING PARTY’s liability to the INDEMNIFIED PARTY with respect to such THIRD PARTY CLAIM exceed the amount of the proposed settlement.

10.2                           The representations, warranties and obligations of the parties hereunder shall survive until the later of (i) the second anniversary of the date this AGREEMENT is terminated and (ii) 30 days after the expiration of any applicable statutes of limitations.

ARTICLE XI - CONFIDENTIALITY

11.1                           Each of the parties hereto agrees to treat and hold as confidential (and not disclose or provide access to any person, except (i) as expressly required to fulfill its duties under this AGREEMENT, (ii) as necessary or desirable to conduct its business or (iii) as determined by such party to be required by law or by an administrative or regulatory body with jurisdiction over such party), all information with respect to this AGREEMENT and the transactions contemplated hereby, including but not limited to information embodied in or relating to, as appropriate, trade secrets, processes, claims data, medical data relating to policies underlying the ORIGINAL REINSURANCE CONTRACTS, product development, pricing of products and services, customer and supplier lists, pricing and marketing plans, policies and strategies, client, customer, vendor, payor, provider, employee, supplier and consultant contracts and relations, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans.  Each of the parties agrees and acknowledges that remedies at law for any breach of their obligations under this Section 11.1 are inadequate and that in addition thereto the disclosing party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any such breach.

ARTICLE XII - FORCE MAJEURE

12.1                           Neither the PRINCIPAL nor the AGENT shall be held responsible or liable for delay or failure in performance of this AGREEMENT, in whole or in part, if such delay or failure is due to any cause beyond its reasonable control, such as, but not limited to, fire, earthquake, floods, storms, war, terrorist attacks, invasion of armed forces, strikes, blockade, insurrection, lockouts or other industrial disputes.

ARTICLE XIII - BUSINESS REVIEW

13.1                           A business review shall take place when reasonably requested by PRINCIPAL or required by law.

13.2                           The purpose of the review shall generally be to examine and discuss all issues arising under this AGREEMENT, proposals for amendments to this AGREEMENT and the resolution of any disputes that may have arisen.

ARTICLE XIV - RELATIONSHIP BETWEEN THE PARTIES

14.1                           Neither of the parties is a partner of the other, and nothing in this AGREEMENT shall create or be deemed to create a partnership or joint venture between the PRINCIPAL and the AGENT or between the PRINCIPAL and the LEAD REINSURER.

ARTICLE XV - ANNOUNCEMENTS

15.1                           The AGENT shall not issue any announcement and/or release any information or statement to any person (including, but not limited to, the press) in any way relating to this AGREEMENT, the ORIGINAL REINSURANCE CONTRACTS, and/or any SERVICES provided hereunder unless and until the AGENT receives NOTICE of the PRINCIPAL’s consent to such announcement, release or statement.  No such consent shall be required in the case of disclosures by the AGENT to a regulatory body pursuant to a statutory obligation.

ARTICLE XVI - SEVERABILITY

16.1                           Subject to the provisions of Article VIII, in the event that any portion of this AGREEMENT (or the application thereof to any person or circumstance) shall, to any extent, be invalid or unenforceable, the remainder of this AGREEMENT (or the application thereof to persons or circumstances other than those to which it is invalid or unenforceable) shall not be affected thereby, and shall be valid and enforced to the fullest extent permitted by law.

ARTICLE XVII - MERGER

17.1                           This AGREEMENT is an integrated document, containing the entire undertaking between the AGENT and the PRINCIPAL regarding the matters addressed herein and may be varied only by a writing signed by both the AGENT and the PRINCIPAL.

17.2                           Except as set forth in this AGREEMENT, no representations, warranties or promises have been made or relied upon by the AGENT and the PRINCIPAL.

17.3                           This AGREEMENT shall prevail over prior communications between the AGENT and the PRINCIPAL regarding any of the matters discussed herein, including but not limited to the Confidentiality Agreement and Letter of Intent previously executed by the parties.

17.4                           The headings contained within this AGREEMENT are for convenience only and are not a part of this AGREEMENT.

ARTICLE XVIII - NON-WAIVER; ASSIGNMENT

18.1                           Any extension or waiver of the requirements hereunder shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this AGREEMENT.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

18.2                           This AGREEMENT may not be assigned by operation of law or otherwise without the express written consent of the AGENT and the PRINCIPAL (which consent may be granted or withheld in the sole discretion of either party); provided, however, that (i) the PRINCIPAL may assign this AGREEMENT in whole or in part to a non-United States domiciled affiliate of the PRINCIPAL that is lawfully permitted to underwrite ORIGINAL REINSURANCE CONTRACTS, without the consent of AGENT.

ARTICLE XIX - NOTICES

19.1                           NOTICE(s) shall only be effective if it is made by either the PRINCIPAL or the AGENT in writing.

19.2                           NOTICE(s) shall be sent to the intended recipient at its address or number set out below.

PRINCIPAL	ACE Capital Re Overseas Ltd.	Phone:	441-292-4402
	Victoria Hall	Fax:	441-299-8813
11 Victoria Street
P.O. Box HM 1826
Hamilton HM HX
Bermuda
Attn: Corporate Secretary

with a copy to:

	ACE Capital Re Inc.	Phone:	212-974-0100
	1325 Avenue of the Americas	Fax:	212-581-3268
New York, New York 10019
Attn: General Counsel

AGENT	ESG Re North America Ltd.	Phone:	1 416 864 7443
	1 Adelaide Street East	Fax:	1 416 864 9615
Suite 2610
Toronto, Ontario M5C 219

19.3                           Either party may change its NOTICE details on giving NOTICE to the other party of the change in accordance with this Article.  Such change shall be effective five (5) BUSINESS DAYS after the NOTICE has been given, or such later date as may be specified in the NOTICE.

19.4                           Any NOTICE given under this AGREEMENT shall, in the absence of proof of earlier receipt, be deemed to have been duly given as follows:

(a)                                  if delivered personally, on delivery;

(b)                                 if sent by facsimile, when dispatched with proof of receipt by recipient;

(c)                                  if sent by overnight courier service, upon delivery to recipient.

NOTICES under this AGREEMENT may be personally delivered, sent by facsimile or sent by overnight courier service.

19.5                           Any NOTICE given under this AGREEMENT outside working hours in the place to which it is addressed will be deemed not to have been given until the start of the next period of working hours in such place.

19.6                           NOTICE under this AGREEMENT may only be withdrawn or revoked by separate NOTICE given in accordance with this Article.

19.7                           Each NOTICE given or made must be unconditional and signed by a duly authorized person.

ARTICLE XX – INTELLECTUAL PROPERTY RIGHTS AND TRADEMARKS

20.1                           Each party hereto retains all of its rights, title and interest to all INTELLECTUAL PROPERTY RIGHTS held by it.  Except as expressly authorized in writing by the holder of such INTELLECTUAL PROPERTY RIGHTS, the other party shall have no interest in and shall have no right to use such holder’s INTELLECTUAL PROPERTY RIGHTS for any purpose, provided that AGENT shall be permitted to use PRINCIPAL’s name in the ORIGINAL REINSURANCE CONTRACTS to the extent necessary to perform the SERVICES.

ARTICLE XXI - ARBITRATION CLAUSE

21.1                           As a condition precedent to any right of action hereunder, any dispute or difference arising out of the interpretation, performance or breach of this AGREEMENT (including the formation or validity thereof) shall be referred to arbitration under the most current version of the ARIAS (US) Arbitration Rules.

21.2                           Arbitration shall be commenced by the claimant giving NOTICE to the respondent demanding arbitration.

21.3                           The Arbitration Tribunal shall consist of three (3) arbitrators, one to be appointed by the Claimant, one to be appointed by the Respondent and the third to be appointed by the two party-appointed arbitrators.  Each party-appointed arbitrator shall be identified to the other party within thirty (30) days after the NOTICE referred to in Section 21.2 is delivered to the respondent.

21.4                           The third member of the Tribunal shall be appointed as soon as practicable (and no later than twenty eight (28) days) after the appointment of the two party-appointed arbitrators.  The Tribunal shall be constituted upon the appointment of the third arbitrator.

21.5                           The arbitrators shall be disinterested persons (including those who have retired) with not less than ten (10) years of experience as officers or directors within the insurance or reinsurance industry or as lawyers or other professional advisers serving the industry.

21.6                           Where a party fails to appoint an arbitrator within thirty (30) days after the date the NOTICE referred to in Section 21.2 has been delivered to the respondent or where the two party-appointed arbitrators fail to appoint a third arbitrator within twenty eight (28) days of their appointment, then upon application by either party, ARIAS (US) will appoint an arbitrator to fill the vacancy.  At any time prior to the appointment by ARIAS (US) the party or arbitrators in default may make such appointment.

21.7                           The Tribunal may, in its sole discretion, make such orders and directions as it considers to be necessary for the final determination of the matters in dispute.  The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

21.8                           The seat of arbitration shall be New York, New York.

ARTICLE XXII - GOVERNING LAW

22.1                           This AGREEMENT shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any choice or conflict of laws provisions thereof).

ARTICLE XXIII - COUNTERPARTS

23.1                           This AGREEMENT may be executed in any number of counterparts or duplicates, each of which shall be an original but such counterparts or duplicates shall, together, constitute one and the same AGREEMENT.

ARTICLE XXIV - SCHEDULES

24.1                          Any schedule hereto, together with any appendices or attachments thereto, shall be incorporated into and made part of this AGREEMENT.

24.2                           In the event of any conflict between this AGREEMENT and the Schedules hereto, the terms contained in the Schedules shall apply.

ARTICLE XXV - NON-SOLICITATION

25.1                           The PRINCIPAL (for itself and the ACE Capital Re Affiliates) and the AGENT agree not to solicit or entice away from the other’s employment (or employment by any affiliated company) any person employed by the other (or its affiliate) until the expiry of twelve (12) months from the earlier of the last date on which the AGENT is obligated to provide SERVICES to the PRINCIPAL under this AGREEMENT or the date when such employee’s employment with the other party (or its affiliate) terminated.  For purposes of this provision, the term “ACE Capital Re Affiliates” means ACE Capital Re International Ltd. and each of its direct and indirect subsidiaries.

IN WITNESS WHEREOF, the PRINCIPAL and the AGENT have caused this AGREEMENT to be executed in duplicate, by their duly authorized representatives.

ACE Capital Re Overseas Ltd., as PRINCIPAL		ESG Re North America Ltd., as AGENT

Signed in Bermuda		Signed in Toronto
this 1st day of November, 2001		this 1st day of November, 2001

By:	/s/ Rebecca L. Carne	By:	/s/ M. Hatfield
	Name: Rebecca L. Carne		Name: M. HATFIELD
	Title: Director		Title: President North American Operations

		By:	/s/ K. Fredrickson
Name: K. FREDRICKSON
Title: Director of Underwriting/Compliance

SCHEDULE 1

SERVICES

PART A: UNDERWRITING OF ORIGINAL REINSURANCE CONTRACTS

1.                                       The AGENT shall receive ORIGINAL REINSURANCE CONTRACT submissions, proposals or applications on behalf of the PRINCIPAL.

2.                                       The AGENT shall negotiate, underwrite, bind, sign and accept ORIGINAL REINSURANCE CONTRACTS  (subject to the limitations imposed by the provisions of Schedule 3, and all other provisions of this AGREEMENT) on behalf of the PRINCIPAL including addenda and endorsements thereto and cancellations thereof (subject to the limitations imposed by the provisions of Schedule 3, and all other provisions of this AGREEMENT).

3.                                       The AGENT shall fix the rate of GROSS REINSURANCE PREMIUM on all ORIGINAL REINSURANCE CONTRACTS underwritten on behalf of the PRINCIPAL (subject to the limitations imposed by the provisions of Schedule 3, and all other provisions of this AGREEMENT).

4.                                       The premiums payable with respect to ORIGINAL REINSURANCE CONTRACTS shall be paid to an escrow account in the manner described in Section 6.8 of the AGREEMENT.  AGENT shall allocate these amounts between the PRINCIPAL and the LEAD REINSURER and direct the escrow agent to distribute the GROSS REINSURANCE PREMIUMS to the PRINCIPAL on a weekly basis.  The AGENT shall pay all fees associated with the escrow account and shall be entitled to retain all interest earned on the funds placed in the escrow account.  Except as expressly provided herein, the AGENT shall have no ownership interest in the escrow account.

5.                                       AGENT shall not bind PRINICIPAL to ORIGINAL REINSURANCE CONTRACTS (i) which AGENT knows or reasonably believes would cause the aggregate amount of GROSS REINSURANCE PREMIUMS to exceed $75 million or (ii) where original acquisition costs with respect to such contract exceed 31% of ORIGINAL GROSS PREMIUMS, in each case, without the prior written consent of PRINCIPAL.

6.                                       The PRINCIPAL shall bear its share of the liabilities arising out of all ORIGINAL REINSURANCE CONTRACTS written or bound by the AGENT in the name of the PRINCIPAL in accordance with the terms and requirements of such ORIGINAL REINSURANCE CONTRACTS.

PART B: PLACEMENT OF RETROCESSIONS

1.                                       Notwithstanding the restrictions imposed by Paragraph 3.5 of this AGREEMENT, the AGENT shall be permitted to bind the PRINICIPAL to the 2001 outwards reinsurance agreement with Transatlantic Reinsurance Company covering ORIGINAL REINSURANCE CONTRACTS.

PART C: EXPENSE & OTHER REPORTING

1.                                       Within forty-five (45) BUSINESS DAYS of the close of each quarter, the AGENT shall provide the PRINCIPAL with Bordereau(x) which shall, at a minimum, contain the date and amount of any deposits made to and drawing(s) made from the CLAIM AND SERVICES ACCOUNT during that quarter and all deposits to and withdrawals from the escrow account described in Section 6.8 during the quarter.

2.                                       On a quarterly basis, within forty-five (45) BUSINESS DAYS after close of each quarter (or forty-five (45) BUSINESS DAYS after the EFFECTIVE DATE, if later) AGENT shall provide a report to PRINCIPAL containing (I) AGENT’s recommendation for an appropriate reserve level for each ORIGINAL REINSURANCE CONTRACT and (ii) a summary schedule with respect thereto.

3.                                       The AGENT shall provide the PRINCIPAL with such other reports as PRINCIPAL may reasonably request for the purpose of preparing tax returns and financial statements to the extent readily available to the AGENT.

PART D: ORIGINAL REINSURANCE CLAIMS INVESTIGATION AND ASSESSMENT

1.                                       The AGENT shall, upon receipt of notification of an ORIGINAL REINSURANCE CLAIM, make such enquiries and take such action as it deems necessary or appropriate to investigate and assess whether said ORIGINAL REINSURANCE CLAIM is covered under the ORIGINAL REINSURANCE CONTRACT to which it relates.

2.                                       In the event that the AGENT believes that an individual ORIGINAL REINSURANCE CLAIM warrants an external opinion (legal or otherwise), this requirement must be reported in writing to the PRINCIPAL.

3.                                       In the event that the AGENT believes that an ORIGINAL REINSURANCE CLAIM, or series of ORIGINAL REINSURANCE CLAIMS, warrants on-site review/audit, this requirement must be reported to the PRINCIPAL.

4.                                       The AGENT shall properly document all ORIGINAL REINSURANCE CLAIMS, and shall maintain proper records in keeping with its obligations pursuant to this AGREEMENT.

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PART E: CLAIMS PAYMENT

1.                                       With respect to any ORIGINAL REINSURANCE CLAIM less than USD $250,000, the AGENT shall make all CLAIMS PAYMENTS called for under the ORIGINAL REINSURANCE CONTRACTS but only to the extent that AGENT determines that such ORIGINAL REINSURANCE CLAIM is covered under the applicable ORIGINAL REINSURANCE CONTRACT.

2.                                       With respect to any individual ORIGINAL REINSURANCE CLAIM in excess of USD  $250,000 that AGENT determines is covered under the applicable ORIGINAL REINSURANCE CONTRACT, the AGENT shall:

a.                                       make a request to the LEAD REINSURER’s Claims Department for approval to make the CLAIMS PAYMENT;

b.                                      provide the LEAD REINSURER’s Claims Department with documentation material to the request for payment; and

c.                                       provide NOTICE of each such claim to the PRINCIPAL.

2.1                                 As much notice as is possible, and never less than five (5) BUSINESS DAYS, must be provided by the AGENT in respect of requests for approval to make a CLAIMS PAYMENT pursuant to Paragraph 2(a) of this Part.

2.2                                 The AGENT shall develop the administrative/technical processes to comply with the requirements of Paragraph 2.1 of this Part in consultation with the LEAD REINSURER.

2.3                                 The physical payment of ORIGINAL REINSURANCE CLAIMS is the responsibility of the AGENT.

PART F: LIMITS TO AGENT’S ORIGINAL REINSURANCE CLAIMS AUTHORITY

1.                                       The AGENT’s authority to investigate, assess and/or pay ORIGINAL REINSURANCE CLAIMS in accordance with Parts D and E of this Schedule shall be performed in a manner consistent with the limitations set forth at Article III of the AGREEMENT.

2.                                       Additionally, the AGENT’s authority to investigate, assess and/or pay ORIGINAL REINSURANCE CLAIMS in accordance with Parts D and E of this Schedule shall be subject to the following limitations:

a.                                       the AGENT shall give NOTICE to the PRINCIPAL immediately upon its becoming aware of any actual, potential or alleged ORIGINAL REINSURANCE CLAIMS, involving:

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(i)                                     questions of ORIGINAL REINSURANCE CONTRACT interpretation; or

(ii)                                  the involvement of an Insurance Commissioner or like regulatory authority; or

(iii)                               a REINSURED who has retained counsel, filed suit, or demanded arbitration.

b.                                      such NOTICE shall apprise the PRINCIPAL of all pertinent details of the ORIGINAL REINSURANCE CLAIM.

c.                                       the AGENT shall seek the PRINCIPAL’s approval before taking any action with respect to any actual, potential or alleged ORIGINAL REINSURANCE CLAIM requiring NOTICE under this sub-part, and shall take no such action unless and until it receives NOTICE from the LEAD REINSURER approving it.

3.                                       Without prejudice to the limitations on the AGENT included herein (including, but not limited to, those limitations included at Part E of this Schedule), the AGENT shall (i) seek the LEAD REINSURER’s approval before making “ex-gratia” or “without prejudice” payments to any REINSURED that are in excess of $25,000 in the aggregate (on behalf of the PRINCIPAL and the LEAD REINSURER) and (ii) seek the PRINCIPAL’s approval before making “ex-gratia” or “without prejudice” payments to any REINSURED that are in excess of $50,000 in the aggregate (on behalf of PRINCIPAL and LEAD REINSURER), and shall make no such payment unless and until it receives NOTICE from the LEAD REINSURER or PRINCIPAL, as appropriate, directing it to do so.

PART G: SALVAGES/SUBROGATION

1.                                       The AGENT shall employ its best efforts to maximize salvages and recoveries (including recoveries of all reinsurance and retrocessions inuring to the benefit of the PRINCIPAL when appropriate) on behalf of the PRINCIPAL.  Any such recoveries shall be deposited in the escrow account described in Section 6.8 of the AGREEMENT.

PART H: OUTWARD REINSURANCE CLAIMS REPORTING

1.                                       Within forty-five (45) BUSINESS DAYS of the close of each quarter, the AGENT shall provide the PRINCIPAL with a claims bordereau which shall, at a minimum, contain the following information regarding ORIGINAL REINSURANCE CLAIMS activity that could give rise to recovery under the PRINCIPAL’s outward reinsurance program during that quarter:

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a.                                       a listing of ORIGINAL REINSURANCE CLAIMS notified to the AGENT (identified by ORIGINAL REINSURANCE CONTRACT number and limits, REINSURED, original assured, date of loss, and type of loss) for all applicable claims/occurrences;

b.                                      the amount incurred, paid, and outstanding in respect of each such ORIGINAL REINSURANCE CLAIM;

c.                                       the dates on which CLAIMS PAYMENT(s) was (were) made;

d.                                      the amount of reasonable LOSS ADJUSTMENT EXPENSES (if any) incurred (and drawn from the CLAIM AND SERVICES ACCOUNT) by the AGENT on behalf of the PRINCIPAL in respect of each ORIGINAL REINSURANCE CLAIM, net of recoveries of LOSS ADJUSTMENT EXPENSES under any applicable outward reinsurance;

e.                                       the status of any ORIGINAL REINSURANCE CLAIMS referred to the LEAD REINSURER or the PRINCIPAL for instructions, handling and/or payment pursuant to Part F of this Schedule.

2.                                       The AGENT shall (i) prepare and send to all outward reinsurers of ORIGINAL REINSURANCE CONTRACTS described in Part B of this Schedule 1 all necessary or appropriate reports, (ii) file all claims under such policies and (iii) collect all claims payments made under such policies.  Any such collections shall be deposited in the escrow account described in Section 6.8 of the AGREEMENT

PART I: ORIGINAL REINSURANCE CLAIMS REPORTING

1.                                       Within forty-five (45) BUSINESS DAYS of the close of each quarter, the AGENT shall provide the PRINCIPAL’s Reinsurance Accounting Department with the following information regarding activity during that quarter:

a.                                       a listing of premium bordereaux notified to the AGENT, identified by ORIGINAL REINSURANCE CONTRACT number;

b.                                      for bordereaux processed within the quarter, the following information should appear by AGENT’s internal reference number identifying each ORIGINAL REISURANCE CONTRACT;

(i)                                     premium;

(ii)                                  deductions by category (including CLAIMS PAYMENTS and deductions from the CLAIM AND SERVICES ACCOUNT);

(iii)                               applicable outwards reinsurance premium; and

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(iv)                              the net sum due to the PRINCIPAL.

2.                                       Within forty-five (45) BUSINESS DAYS of the close of each calendar quarter, the AGENT shall provide the PRINCIPAL’s Claims Department with the following information regarding ORIGINAL REINSURANCE CLAIMS activity during that quarter;

a.                                       a listing of ORIGINAL REINSURANCE CLAIMS notified to the AGENT (identified by ORIGINAL REINSURANCE CONTRACT number and limits, REINSURED, original assured, date of loss, and type of loss) for all individual claims/occurrences in excess of USD $250,000;

b.                                      the amount incurred, paid, and outstanding in respect of each such ORIGINAL REINSURANCE CLAIM;

c.                                       the dates on which CLAIMS PAYMENT(s) was (were) made by the Agent;

d.                                      the amount of reasonable LOSS ADJUSTMENT EXPENSES (if any) incurred (and drawn from the CLAIM AND SERVICES ACCOUNT) by the AGENT on behalf of the PRINCIPAL in respect of each ORIGINAL REINSURANCE CLAIM;

e.                                       the status of any ORIGINAL REINSURANCE CLAIMS referred to the LEAD REINSURER for instructions, handling and/or adjudication pursuant to Part F of this Schedule.

3.                                       Within forty-five (45) BUSINESS DAYS of the close of each quarter, the AGENT shall also provide the PRINCIPAL’s Claims Department with:

a.                                       a listing of all individual ORIGINAL REINSURANCE CLAIMS (identified by ORIGINAL REINSURANCE CONTRACT number and limits, REINSURED, original assured, date of loss, and type of loss) for which no reserve determination has as yet been made but which the AGENT believes may present exposure to the PRINCIPAL in excess of USD $250,000, on an incurred basis;

b.                                      a listing of ORIGINAL REINSURANCE CLAIMS (identified by ORIGINAL REINSURANCE CONTRACT number and limits, REINSURED, original assured, date of loss, and type of loss) for which a reserve determination has been made but for which the AGENT believes the reserve may be substantially understated and where there may be possible exposure to the PRINCIPAL in excess of USD $250,000, on an incurred basis; and

c.                                       a listing of all disputed ORIGINAL REINSURANCE CLAIMS together with an update as to the present position on each.

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PART J: NOTICE OF DISPUTE

1.                                       In addition to its obligations under Part F of this Schedule, the AGENT shall provide NOTICE to the PRINCIPAL within two (2) BUSINESS DAYS of its becoming aware of any lawsuit, threatened lawsuit, arbitration, mediation, regulatory complaint, regulatory inquiry, or consumer complaint arising from or relating in any way to this AGREEMENT, the provision of SERVICES by the AGENT and/or the ORIGINAL REINSURANCE CONTRACTS, the insurance policies covered by the ORIGINAL REINSURANCE CONTRACTS or any outward reinsurance contracts.

2.                                       With respect to any lawsuit, threatened lawsuit, arbitration or mediation, with respect to an ORIGINAL REINSURANCE CONTRACT or outward reinsurance contract where the amount in controversy is equal to or less than $25,000, the AGENT and LEAD REINSURER shall maintain, direct and control the defense of any such lawsuit, threatened lawsuit, arbitration or mediation, and/or the resolution or settlement thereof.

3.                                       With respect to any lawsuit, threatened lawsuit, arbitration or mediation where the amount in controversy is in excess of $25,000, or any regulatory complaint, regulatory inquiry, or consumer complaint with respect to an ORIGINAL REINSURANCE CONTRACT or outward reinsurance contract:

a.                                       The PRINCIPAL shall maintain, direct and control the defense of any such lawsuit, threatened lawsuit, arbitration, mediation, regulatory complaint, regulatory inquiry, or consumer complaint and/or the resolution or settlement thereof and AGENT shall provide any assistance reasonably requested by the PRINCIPAL in any such proceeding; and

b.                                      The AGENT shall keep the PRINCIPAL fully informed of all proceedings, facts and developments regarding any such lawsuit, arbitration, mediation, regulatory compliant, regulatory inquiry or consumer complaint and/or the resolution or settlement thereof which become known to the AGENT.

PART K:  AGENT’S AUTHORITY TO DRAW ON CLAIM AND SERVICES ACCOUNT

1.                                       Subject to the limitations of Article VI of this AGREEMENT, the AGENT shall be entitled to draw upon the CLAIM AND SERVICES ACCOUNT for the payment of CLAIMS PAYMENTS which AGENT is authorized to pay under the terms of this AGREEMENT and payment of premiums on outward reinsurance described in Part B of this Schedule 1.

2.                                       The AGENT shall also be entitled to draw upon the CLAIM AND SERVICES ACCOUNT for the payment of LOSS ADJUSTMENT EXPENSES.

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MANAGEMENT FEES, and assessments and profit commissions with respect to ORIGINAL REINSURANCE CONTRACTS.

PART L: NOTICES

1.                                       The AGENT shall give and receive notices pursuant to the terms and conditions of ORIGINAL REINSURANCE CONTRACTS issued by the PRINCIPAL through the AGENT and AGENT shall promptly provide PRINCIPAL with copies of each such notice sent or received by AGENT.

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SCHEDULE 2

SERVICE STANDARDS

PART A: ORIGINAL REINSURANCE UNDERWRITING STANDARDS

1.                                       The AGENT shall conduct such underwriting investigations as are required by Schedule 3 and/or prudent business practices before underwriting an ORIGINAL REINSURANCE CONTRACT on behalf of the PRINCIPAL.

2.                                       The AGENT shall fix GROSS REINSURANCE PREMIUMS in accordance with Schedule 3 and prudent business practices.

PART B: ORIGINAL REINSURANCE CLAIMS INVESTIGATION AND ASSESSMENT STANDARDS

1.                                       The AGENT shall investigate and assess all ORIGINAL REINSURANCE CLAIMS not requiring immediate NOTICE to the PRINCIPAL under Part F, Paragraph 2 of Schedule 1 within fifteen (15) BUSINESS DAYS of being notified of such ORIGINAL REINSURANCE CLAIMS.

2.                                       Should the REINSURED initially submit insufficient information to allow the AGENT to assess the ORIGINAL REINSURANCE CLAIM, the AGENT shall request further information from the REINSURED within fifteen (15) BUSINESS DAYS of submission of the ORIGINAL REINSURANCE CLAIM by the REINSURED.

PART C: ORIGINAL REINSURANCE CLAIMS ADJUDICATION STANDARDS

1.                                       The AGENT shall notify the REINSURED that an ORIGINAL REINSURANCE CLAIM is declined within five (5) BUSINESS DAYS of determining that the ORIGINAL REINSURANCE CLAIM is invalid or receiving NOTICE from the PRINCIPAL and/or LEAD REINSURER instructing it to deny the ORIGINAL REINSURANCE CLAIM. Said NOTICE shall explain the reasons for the declination, the REINSURED’s rights of appeal and any other information required under the applicable law.

PART D: REPORTING STANDARDS

1.                                       All bordereaux and/or reports required under the terms of this AGREEMENT shall be prepared in a format approved by the LEAD REINSURER.

PART E: PRECEDENCE OF APPLICABLE LAW

1.                                       Notwithstanding the foregoing, if any of the deadlines set forth in this Schedule are in conflict with any deadlines mandated by law (either by statute, regulation or administrative order), the deadlines mandated by law shall govern.

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SCHEDULE 3

UNDERWRITING PARTICULARS

PART A: UNDERWRITING RESPONSIBILITY

1.                                      It is the duty of each of the AGENT’s underwriters to determine the acceptability of specific risks by an analysis and evaluation of information gathered from various sources, including the underwriter’s own experiences.

2.                                      The AGENT will assign underwriting authority to each of its underwriters in accordance with their level of experience and knowledge.

PART B:   CLASSES OF BUSINESS FOR WHICH AUTHORITY IS GRANTED TO AGENT

1.                                      Medical excess and self-funded specific and aggregate medical reinsurance coverage to be effective in 2001

PART C: MAXIMUM LIABILITY

1.                                        PRINCIPAL’s share of $5,000,000 any one person per ORIGINAL REINSURANCE CONTRACT

2.                                        PRINCIPAL’s share of $5,000,000 in the aggregate per ORIGINAL REINSURANCE CONTRACT

PART D: UNDERWRITERS AND UNDERWRITING AUTHORITIES

1.                                       The maximum policy period on any policy reinsured under an ORIGINAL REINSURANCE CONTRACT is 18 months.

2.                                       The maximum term of any ORIGINAL REINSURANCE CONTRACT shall be 18 months.

3.                                       AGENT shall only have authority to bind PRINCIPAL to ORIGINAL REINSURANCE CONTRACTS where all relevant parties have agreed to comply with AGENT’s Terms of Trade set forth in Exhibit B hereto, including, but not limited to, pricing such contracts in accordance with the Tillinghast, APEX or Merrill Lynch/Howard Johnson rate manual unless AGENT obtains the prior written consent of PRINCIPAL to (i) amend such Terms of Trade or (ii) vary from such Terms of Trade with respect to a particular ORIGINAL REINSURANCE CONTRACT.

4.                                       Each ORIGINAL REINSURANCE CONTRACT bound will have a summary sheet completed by the AGENT’s underwriter with notes about the underwriting process on that risk, relevant rates, special comments or conditions. Said summary sheet shall be retained in the file maintained for such ORIGINAL REINSURANCE CONTRACT.

PART E: WORKFLOWS OF NEW, RENEWAL AND DECLINED BUSINESS

All risks seen, be they declined or quoted, will be recorded on the AGENT’s Underwriting System and filed according to the action as follows:

1.                                      Quotes/Pending

a.                                        If a risk is acceptable then the risk will be recorded in the Quote/Pending Log recording the following information:

Direct or Reinsurance	Territory
Date Written	Class Code
Underwriter	Inception

Expiry Date	Assured
Broker Number

2.                                       New Risks

a.                                       Once a risk has been confirmed or the AGENT has received a firm order then the full details will be entered into the AGENT’s Policy Numbering Screen.

b.                                      In addition, there will be a summary page of each risk attached to the office file that will contain all the pertinent information plus a summary of the reasons for writing such risk in accordance with Part E (4) of this Schedule.

3.                                       Declined/NTU Risks

a.                                        If a risk is declined then the risk will be recorded in the Declinatures Log recording the following information:

Direct or Reinsurance	Broker Number
Inception	Reassured
Underwriter	Major Peril
Territory	Class Code
Declined Date	Type
Assured	Reason for Declinature

b.                                      The declinature files will be as per the numbering of the Declinatures Log.

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4.                                       Exclusions

The AGENT warrants that, at a minimum, it has excluded or shall exclude (either explicitly or by reference) from ORIGINAL REINSURANCE CONTRACTS:

a.                                       all those risks or classes of risk excluded under the underlying policies being reinsured under an ORIGINAL REINSURANCE CONTRACT.

b.                                      all other risks or classes of risk dictated by prudent underwriting practices.

c.                                       First Dollar medical business.

d.                                      Workers Compensation or Carve-outs.

e.                                       Liability for extra contractual obligations and ex gratia payments shall be governed by the provisions attached as Exhibit C hereto, provided that, the LEAD REINSURER shall be entitled to determine the aggregate obligation of PRINCIPAL and LEAD REINSURER for ex gratia payments in amounts between $25,000 and $50,000 per claim.

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EXHIBIT A

MANAGING GENERAL UNDERWRITERS AND CARRIERS

NAME	LOCATION
BenMark	Jackson, Mississippi
Brokers Risk Placement Services (BRPS)	Chicago, Illinois
BRPA-SEBA	Chicago, Illinois
CapRisk	Lancaster, Pennsylvania
International Insurance Services (IIS_IIAS)	Chicago, Illinois
J. Allan Hall	Indianapolis, Indiana
Montgomery Management	Blue Bell, Pennsylvania
Patient Choice	Minneapolis, Minnesota
Protected Managing General Underwriter (PMGU)	Princeton, New Jersey
Risk Assessment Services (RAS)	South Windsor, Connecticut
ANDONE	Hoboken, New Jersey
Centra Indemnity	Macon, Georgia

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EXHIBIT B

AGENT’S TERMS OF TRADE

Deviations from these guidelines for any particular case must receive approval on a triad basis.

•                  Target Loss Ratio for NEW and RENEWAL business is 86-88%

1.              Experience validation:

Premiums received and claims paid by month for each treaty year so that ESG can apply our own completion factors for undeveloped data. Past 3 years experience information (premiums, number of certificates, claims, expenses, reserves, etc.) broken down by month, by product if applicable, by deductible/coinsurance and by state where possible. This experience should also include a listing of all individuals whose annual medical claims are in excess of $50,000. The claim details should be broken down as follows: claimant name, total amount of paid claim, incurred period of claim, cause, status, and prognosis

2.              Lag studies/completion factors

3.              Rate manual

This is needed so that actuarial can set acceptable target and discretionary ranges (Confirm that there is no discount off of manual for small group business) and a description if applicable, of any planned premium changes from this manual.

4.              Copies of any actuarial memorandums.

(If not using approved APEX, THS 2000, THS 2001 or Howard Johnson rating manuals)

5.              Trend

Review trend factors and establish regular communication protocols so that as the effects of increasing trend are felt, ESG can respond and our clients will anticipate and be open to necessary increase with off-anniversary changes.

6.              Breakdown of Acquisition Costs

NEW & RENEWAL BUSINESS
• Fronting fees	3-5%, with sliding scale for premiums >$15,000,000
• TPA/MGU Fees managed to average annual max	up to 25%
• Taxes	2.5% or actual%
• Etc.

NEW & RENEWAL BUSINESS: Total maximum costs not to exceed 31% + reinsurance brokerage

7.              Proposed Reinsurance Structure

•                  What terms are being offered?

•                  What is the effective date?

•                  Is profit sharing being requested?

EXHIBIT C

PROVISIONS GOVERNING EXTRA CONTRACTUAL
AND EX GRATIA PAYMENTS

EXTRA CONTRACTUAL OBLIGATIONS

1.                                       In no event shall the REINSURER(S) be liable for any proportion of the COMPANY’s AGGREGATE LIABILITY or SPECIFIC LIABILITY consisting in any part of damages, including those exemplary or punitive in nature, nor for fines or statutory penalties awarded against the COMPANY, the INSURED, the MGU, and/or any agents thereof as a result of any act, omission, or course of conduct committed by or for the COMPANY, the INSURED, the MGU, and/or any agents thereof shall otherwise be responsible, in connection with the handling of or pertaining to the UNDERLYING POLICIES.

2.                                       The REINSURER(S) shall likewise not be liable for any legal fees or expenses attendant to the defense of claims of the kind referred to in Paragraph 1 above.

3.                                       As an exception to this exclusion, the REINSURER(S) shall indemnify the COMPANY for its proportionate share of any such extra contractual obligations and/or associated legal fees or expenses attendant to the defense thereof to the extent that the REINSURER(S) concurred, both in advance and in writing, with the COMPANY’s act, omission, or course of conduct in connection with the handling of or pertaining to the UNDERLYING POLICIES that resulted in the incurrence of such extra contractual obligations.

4.                                       Notwithstanding the limited exception set forth at Paragraph 3, this AGREEMENT shall not provide any indemnity in respect of any extra contractual obligation incurred by the COMPANY as a result of any fraudulent and/or criminal act by any officer, director, or employee of the COMPANY, who is acting individually, or collectively, or in collusion with any individual or corporation, or any other organization, or party, which is involved in the presentation, or defense, or settlement of any CLAIM covered hereunder.

EX GRATIA PAYMENTS

1.                                       Absent prior written approval by the REINSURER(S), the REINSURER(S) shall not indemnify the COMPANY for any payment made by the COMPANY voluntarily, knowing or believing that it had no obligation to make such payment, for amounts in excess of $25,000 per claim.

8.              Copies of current policies, application forms

9.              Copy, if applicable of the MGU agreement in place with the carrier

10.       Underwriting manual – (what we are looking for but open for discussion based on each MGU’s experience/market)

NUMBER OF LIVES

•                  50 lives for new and renewal treaties

•                  25 lives for underlying employer renewals

SIR’s

•                  Set minimum SIR between $20,000 and $25,000 for new business

•                  Set minimum SIR between $15,000 and $20,000 for renewal business (to transition them to higher SIR)

•                  Put 15% load on underlying employer renewals with SIR <$25,000

AGGREGATE ATTACHMENT POINTS

•                  Set minimum aggregate corridor at 40% for groups with <50 lives

•                  Set minimum aggregate corridor at 30% for groups with 50-100 lives

•                  Set minimum aggregate corridor at 25% for groups >100 lives

RUN-IN/OUT ON NEW BUSINESS

•                  No 24/12*, 18/12* or 12/24 basis on new sales

•                  Run-in is limited to 3-months when TPA is new to the program.

RUN-IN/OUT ON RENEWAL BUSINESS

For renewals, put additional load on run-in and run-out factors

Limit Run In/Out to	Loads
12 / 12	1.00
15 / 12	1.02
12 / 15	1.02
18 / 12*	1.03
24 / 12*	1.04
12 / 18	1.03

*                                         24/12 and 18/12 may be submitted on a facultative basis with the run-in capped at the SIR and run-in claims accumulate to maximum of 15% of aggregate attachment point.

Effective Oct-2001 - Facultative submission for contract bases 24/12 and 18/12 are no longer require provided:

1.               Group has been with the TPA for at least 24 months as of the effective date of coverage

2.               TPA appears on the TPA Approved for 24/12, 18/12 list attached to the Terms of Trade (unique for each client – based on preferred TPA’s)

PPO FACTORS

• New Business	• Between 0.85 and 0.90
• Renewals	• No less that 0.80

NOTE:                               MGU can submit evidence supporting the use of a lower PPO factor to ESG for review on a Fac basis

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CLARIFICATIONS ON MGU QUOTES

•                  Require MGU’s to secure signed statement from employers requesting 12/12 basis, indicating that employer understands nature of 12/12 and potential for claims to fall through cracks.

•                  No rate guarantees beyond 12 months, unless on facultative basis with ESG approval

•                  No aggregate quotes if experience is not available.

•                  No manual aggregate quotes for groups with 100+ lives (not EE’s, total lives)

•                  MGU’s quotes and renewals cannot be finalized until the 11th month of claims has been received; uw has discretion to request 12th month before finalizing rate

•                  Have direct UW add language to their quotes indicating that:

•                  ‘Quotes are subject to the disclosure of all paid, held, pended or unfunded claims within 30 days of the effective date’

•                  Excluded business: MEWA’s; PEOs; business coming out of an HMO

•                 Load medical providers by 17.5% (THS load)

TPA’S

•                  Review MGU’s TPA review process and work with MGU’s to develop TPA review/assessment strategy (i.e./ which TPAs have good controls; will work with Advocare; produce good results; persistency; LCM co-ordination; etc.)

•                  Implement MGU procedure that requires verification of existing, pending or potentially catastrophic claim situations with UR and LCM firms prior to releasing new or renewal quotes.

11. Information on PPO

ES(NA) requires all plans have a PPO network in place, or use a blind PPO like MultiPlan or Coalition America. The Account Executive/Technician should also ask for an overview of the current PPO contracts applicable to the product and the renewal outlook of such contracts describing any changes and their impact on claims costs

Ask for copies of any PPO savings analysis that might be available.

12. Projections

Details on the marketing strategy for the coming year, including projected premium loss ratio and number of certificates.

13. Fees at Risk/Captive

Underwriting entity (MGU) must share in risk - captive or fees at risk or low MGU fee + profit share refund. When fees are at risk, the provisional fee will be minimum MGU fee payable (ie/ 9-15% then pay 9%) It will be held and paid back with interest on same basis as normal profit refund.

14. Reporting

We must be able to continuously monitor experience.

a.               They will update the Quote Activity Report tracking on monthly basis, or similar information from their in-house capabilities that is acceptable to ESG

b.              They must provide aggregate reports on monthly basis.

c.               They must be able to track premium & claims by treaty year, or according to any other reinsurance terms that might be negotiated

15. Copies of any audit reports.

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16. Copy of Errors & Omissions Insurance

This is required for the carrier, the MGU, broker and copies of the insurance certificates should be maintained in the file.

•                  The minimum E&O for MGU is $2,000,000

•                  The minimum E&O for the broker is $1,000,000

•                  The minimum E&O for the carrier is $5,000,000

17. Tiered Underwriting

In most Stop Loss quotes, ESG will introduce tiered underwriting billed/manual ratios for new and renewal business, using our standard tier definitions. To do this we will need to know how their current block would be distributed between the tiers and the current billed/manual and loss ratios, by tier. Then, we can set target rate increases by tier, minimum billed/manual targets by tier, persistency targets by tier, and discretion that will be allowed.

For MGU’s that focus on larger group markets with more credibility on the experience, ESG will allow a minimum billed/manual of 0.70 for selected personnel, as the manual rate becomes less important to the final sold rates.

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